Exhibit 10.67

ANNUAL BASE SALARIES APPROVED FOR NAMED EXECUTIVE OFFICERS

OF

WORTHINGTON INDUSTRIES, INC.

In June 2020, the Compensation Committee of the Board of Directors of Worthington Industries, Inc. (the “Registrant”) approved base salary increases for the following executive officers of the Registrant who will be named executive officers of the Registrant for purposes of the disclosure to be included in the Registrant’s Proxy Statement for the 2020 Annual Meeting of Shareholders to be held on September 23, 2020, which will become effective in September 2020.

Name and Principal Position	Base Salary

John P. McConnell Chairman and Chief Executive Officer of the Registrant will step down as CEO and become Executive Chairman effective September 1, 2020	$400,000

Joseph B. Hayek
Vice President and Chief Financial Officer of the Registrant	$405,000

B. Andrew Rose President of the Registrant will also become CEO effective September 1, 2020	$650,000

Geoffrey G. Gilmore Executive Vice President and Chief Operating Officer of the Registrant	$612,000

Virgil L. Winland Senior Vice President-Manufacturing of the Registrant	$450,000